                                                           Registration No. 333-
                                                           Filed August 21, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------

                                CFS Bancorp, Inc.

--------------------------------------------------------------------------------
    (Exact Name of Registrant as Specified in its Articles of Incorporation)

       Delaware                                           35-204 2093
     ------------                                       --------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 707 Ridge Road
                             Munster, Indiana 46371
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

             Citizens Financial Services, FSB Employees' Savings &
                         Profit Sharing Plan and Trust
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                                    Copies to:
Thomas F. Prisby                                    Philip R. Bevan, Esq.
Chairman of the Board and Chief                     Elias, Matz, Tiernan &
Executive Officer                                   Herrick L.L.P.
CFS Bancorp, Inc.                                   734 15th Street, N.W.
707 Ridge Road                                      Washington, D.C.  20005
                                                    (202) 347-0300

Munster, Indiana 46371
---------------------------------------
(Name and Address of Agent For Service)

(219) 836-5500
-----------------------------------------
(Telephone Number, Including Area Code, of
   Agent for Service)


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


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


        Title of
       Securities                 Amount               Proposed Maximum               Proposed Maximum              Amount of
          to be                   to be                 Offering Price                   Aggregate                Registration
       Registered               Registered               Per Share(2)                Offering Price(2)                 Fee

-----------------------------------------------------------------------------------------------------------------------------

Common Stock,
 par value
 $0.01                          500,000(1)                  $ 10.00                     $ 5,000,000                $ 1,475.00

-----------------------------------------------------------------------------------------------------------------------------


(1) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the (the "Plan"). The Plan was adopted effective as of May 8, 1998. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the common stock, par value $0.01 per share (the "Common Stock") of CFS Bancorp, Inc. (the "Company" or the "Registrant") on The Nasdaq Stock Market on August 19, 1998.

                           --------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.


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                                     PART I

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

              (a) The Company's prospectus and prospectus supplements ("Prospectus") included in its Registration Statement on Form S-1 (File No. 333-48689).

              (b) The description of the Common Stock of the Company contained in the Company's Prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-48689).

              (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

              (d) All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



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Item 4.  Description of Securities.

         Not applicable because the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and the Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

         Article 10 of the Registrant's Certificate of Incorporation provides as follows:

         Article 10. Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

         Article VI of the Company's Bylaws provides as follows:



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         6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.       Exemption from Registration Claimed.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.



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Item 8.       Exhibits.

         The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         No.           Exhibit
         ---           -------

         23            Consent of Independent Accountants

         24 Power of attorney for any subsequent amendments (located in the signature pages of this Registration Statement).

         The Registrant will submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification, of the Plan.

Item 9.       Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.



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         2. That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munster, State of Indiana, on this 21st day of August 1998.

                          CFS Bancorp, Inc.

                          By:/s/Thomas F. Prisby
                             ------------------------------------
                            Thomas F. Prisby
                            Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Thomas F. Prisby his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

     Name                            Title                             Date
------------------       -------------------------------        ----------------


/s/Thomas F. Prisby      Chairman of the Board and Chief
------------------       Executive Officer                      August 21, 1998
Thomas F. Prisby         (principal executive officer)


/s/James W. Prisby       Director, President and Chief          August 21, 1998
------------------       Operating Officer
James W. Prisby


/s/John T. Stephens      Executive Vice President and           August 21, 1998
------------------       Chief Financial Officer
John T. Stephens         (principal financial and
                         accounting officer)



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     Name                            Title                             Date
------------------       -------------------------------        ----------------


------------------       Director                                 August__, 1998
Sally A. Abbott


------------------       Director                                August __, 1998
Gregory W. Blaine


/s/Thomas J. Burns
------------------       Director                                August 21, 1998
Thomas J. Burns



------------------       Director                                August __, 1998
Gene Diamond


/s/Daniel P. Ryan
------------------       Director and Vice Chairman              August 21, 1998
Daniel P. Ryan


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munster, Indiana, on August 21, 1998.

                            CITIZENS FINANCIAL SERVICES, FSB
                            EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

                        By: /s/Thomas F. Prisby
                            ----------------------------------------------------
                            Thomas F. Prisby, on behalf of Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust



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